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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Timberland Company on Form S-8 of our reports dated January 31, 2001, appearing in the Annual Report on Form 10-K of The Timberland Company and its subsidiaries for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
October 23, 2001

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INDEPENDENT AUDITORS' CONSENT